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                                                                 EXHIBIT 10.10.1


                DESCRIPTION OF THE REINSURANCE AGREEMENT FOR 2002
                      BETWEEN ACIC AND GENERAL REINSURANCE
                      CORPORATION EFFECTIVE JANUARY 1, 2002

The Company, on behalf of American Compensation Insurance Company (ACIC), its wholly owned subsidiary, renegotiated its excess of loss coverage with General Reinsurance Corporation (the Reinsurer) for the fiscal year beginning January 1, 2002. The following summarizes the significant terms of the reinsurance agreement between the companies.

LIABILITY OF THE REINSURER

(a) Under Cover A of the Agreement, the Reinsurer shall pay to ACIC, with respect to Workers' Compensation and Employers' Liability Business, the amount of Net Loss each Occurrence, in excess of ACIC's retention, but not exceeding the Limits of Liability of the Reinsurer as follows:

     ACIC's Retention is $300,000.

     The Limits of Liability of the Reinsurer shall be for the:

     1.   First Excess Cover, $700,000 excess of $300,000

     2.   Second Excess Cover, $9,000,000 excess of $1,000,000

     3. Third Excess Cover, $10,000,000 excess of $10,000,000

(b) Under Cover B of the Agreement, the Reinsurer shall pay to ACIC, with respect to non-sudden and accidental occupational disease, the amount of Net Loss each Occurrence which is first reported by ACIC to the Reinsurer while the agreement is in effect in excess of ACIC's Retention of $300,000, but not exceeding the Limit of liability of the Reinsurer $19,700,000. Further, the liability of the Reinsurer shall not exceed $19,700,000 with respect to all Occurrences first reported by ACIC to the Reinsurer during the entire term of the Agreement.

COMMENCEMENT AND TERMINATION

Cover A of the Agreement shall apply to new and renewal policies of ACIC becoming effective at and after 12:01 A.M., January 1, 2002, and to policies in force at 12:01 A.M., January 1, 2002, with respect to losses resulting from Occurrences taking place at or after the aforesaid time and date.

Cover B of the Agreement shall apply to losses resulting from Occurrences which are first reported by ACIC to the Reinsurer at and after 12:01 A.M., January 1, 2002, and prior to 12:01 A.M., January 1, 2003, with respect to occupational disease suffered by employees, provided each employee's last day of last exposure to the conditions causing or aggravating such occupation disease occurs at or after 12:01 A.M., January 1, 1997.

Either party may terminate this Agreement at any December 31st by sending to the other, by registered mail to its principal office, not less than 90 days prior written notice.

REINSURANCE PREMIUM

ACIC agreed to pay the reinsurer, based on premiums earned and for each Excess Cover, reinsurance premiums that increase on each of January 1, 2002, April 1, 2002 and July 1, 2002. These rates ar in excess of the rates that we paid in 2001.